UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): February 18, 2021

TrustCo Bank Corp NY
(Exact Name of Registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State of Other Jurisdiction or Incorporation	Commission File Number	(IRS Employer Identification No.)

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of Principal Executive Offices)

(518) 377-3311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TRST	Nasdaq Global Select Market

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TrustCo Bank Corp NY

Item 8.01.	Other Events

On, February 18, 2021 TrustCo Bank Corp NY (the “Company” or “TrustCo”) announced that its Board of Directors authorized a stock repurchase program.  Under the stock repurchase program, the Company may repurchase up to 2,000,000 shares, or approximately 2% of its currently outstanding common stock.  If TrustCo’s previously announced proposed reverse stock split is consummated, the then remaining number of shares subject to the repurchase program will be proportionately adjusted.

A copy of the press release dated, February 18, 2021, announcing the stock repurchase program is included as Exhibit 99(a) to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description of Exhibit

99(a)	Press release, dated, February 18, 2021

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 18, 2021

TRUSTCO BANK CORP NY
(Registrant)

By:	/s/Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and
Chief Financial Officer